Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code, George A. Scangos, Ph.D., the Chief Executive Officer of Exelixis, Inc. (the “Company”), and Frank Karbe, the Chief Financial Officer of the Company, each hereby certifies that, to their knowledge:

1. The Company’s Annual Report on Form 10-K for the period ended January 2, 2009, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Annual Report and the results of operations of the Company for the periods covered by the Annual Report.

In Witness Whereof, the undersigned have set their hands hereto as of the 10th day of March 2009.

/s/ GEORGE A. SCANGOS, PH.D.	/s/ FRANK KARBE
George A. Scangos, Ph.D. Chief Executive Officer (Principal Executive Officer)	Frank Karbe Chief Financial Officer (Principal Financial Officer)